As filed with the Securities and Exchange Commission on October 14, 2003

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT

Under The Securities Act of 1933

INFORMATICA CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware	77-0333710

(State of incorporation)	(I.R.S. Employer Identification Number)

2100 Seaport Boulevard, Redwood City, California 94063

(Address, including zip code, of Registrant’s Principal Executive Offices)

1999 STOCK INCENTIVE PLAN
1999 EMPLOYEE STOCK PURCHASE PLAN
STRIVA CORPORATION 2000 STOCK PLAN

(Full title of the plan)

Gaurav S. Dhillon
President and Chief Executive Officer
Informatica Corporation
2100 Seaport Boulevard
Redwood City, California 94063
(650) 385-5000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:
Jose F. Macias, Esq.
Wilson Sonsini Goodrich & Rosati
Professional Corporation
650 Page Mill Road
Palo Alto, CA 94304-1050

CALCULATION OF REGISTRATION FEE

			Proposed
			Maximum	Proposed Maximum		Amount of
Title of Securities to	Amount to be		Offering Price	Aggregate Offering		Registration
be Registered	Registered (1)		Per Share	Price		Fee

Common Stock, par value $0.001 per share, reserved under the 1999 Stock Incentive Plan (the “Plan”)	4,154,944	(2)	$8.48 (5)	$35,233,926	(5)	$2,851

Common Stock, par value $0.001 per share, reserved under the 1999 Employee Stock Purchase Plan (the “ESPP”)	1,661,977	(3)	$7.21 (6)	$11,982,855	(6)	$970

Common Stock, par value $0.001 per share, reserved under the Striva Corporation 2000 Stock Plan (the “Striva Plan”)	345,187	(4)	$0.79 (7)	$272,698	(5)	$23

Total	6,162,108			$47,489,479		$3,844

(1)	This Registration Statement shall also cover any additional shares of the Registrant’s Common Stock that become issuable under the Plan or the ESPP, or that are subject to options under the Striva Plan, by reason of any dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of shares of the Registrant’s Common Stock outstanding.

(2)	This amount results from the automatic annual increase on January 1, 2002 of 4,154,944 shares, which annual increase is provided for in the Plan, to the number of shares of the Registrant’s Common Stock reserved for issuance under the Plan.

(3)	This amount results from the automatic annual increase on January 1, 2002 of 1,661,977 shares, which annual increase is provided for in the ESPP, to the number of shares of the Registrant’s Common Stock reserved for issuance under the ESPP.

(4)	This amount results from shares subject to options assumed as of September 29, 2003 in connection with the acquisition of Striva Corporation by the Registrant.

(5)	Computed in accordance with Rules 457(h)(1) and 457(c) under the Securities Act of 1933. The proposed maximum offering price per share of $8.48 was computed by averaging the high and low prices of a share of Informatica Corporation Common Stock as reported on the Nasdaq National Market on October 7, 2003.

(6)	The proposed maximum offering price per share of $7.21 was determined by discounting the offering price per share as computed in note five above by 15%, in accordance with the terms of the 1999 Employee Stock Purchase Plan.

(7)	Computed in accordance with Rule 457(h)(1) under the Securities Act of 1933. The proposed maximum offering price per share of $0.79 was determined by calculating the weighted average exercise price of the options assumed under the Striva Plan.

INFORMATICA CORPORATION
REGISTRATION STATEMENT ON FORM S-8

INTRODUCTION

     This Registration Statement on Form S-8 is filed by Informatica Corporation, a Delaware corporation (the “Registrant”), relating to (i) the automatic increase on January 1, 2002 of 4,154,944 shares of its common stock, par value $0.001 per share (the “Common Stock”), for issuance under the Registrant’s 1999 Stock Incentive Plan (the “Plan”) as provided for in the Plan, (ii) the automatic increase on January 1, 2002 of 1,661,977 shares of Common Stock for issuance under the Registrant’s 1999 Employee Stock Purchase Plan (the “ESPP”) as provided in the ESPP, and (iii) 345,187 shares of Common Stock, issuable to employees of Striva Corporation under the Striva Corporation 2000 Stock Plan, as assumed by the Registrant in connection with the Registrant’s acquisition of Striva Corporation on September 29, 2003.

PART I
INFORMATION REQUIRED IN THE PROSPECTUS

Item 1. Plan Information.

     The documents containing the information specified in this Item 1 will be sent or given to employees, officers, directors or others as specified by Rule 428(b)(1). In accordance with the rules and regulations of the Securities and Exchange Commission (the “Commission”) and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424.

Item 2. Registration Information and Employee Plan Annual Information.

     The documents containing the information specified in this Item 2 will be sent or given to employees, officers, directors or others as specified by Rule 428(b)(1). In accordance with the rules and regulations of the Commission and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

     The following documents and information previously filed with the Commission by the Registrant are hereby incorporated by reference into this Registration Statement:

1.	The Registrant’s Annual Report on Form 10-K (including Form 10-K/A) for the fiscal year ended December 31, 2002, filed with the Commission on March 19, 2003 pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

2.	The Registrant’s Quarterly Reports on Form 10-Q for the quarters ended March 30, 2003 and June 30, 2003, filed with the Commission on May 15, 2003 and August 7, 2003, respectively, pursuant to Section 13(a) of the Exchange Act.

3.	The Registrant’s Current Report on Form 8-K filed with the Commission on October 7, 2003 pursuant to Section 13(a) of the Exchange Act.

4.	The description of Registrant’s Common Stock contained in the Registrant’s Registration Statement on Form 8-A dated April 26, 1999, as amended on November 6, 2001, filed pursuant to Section 12(g) of the Exchange Act.

     All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date hereof, and prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold under this registration statement, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents.

Item 4. Description of Securities.

     Not applicable.

Item 5. Interests of Named Experts and Counsel.

     Not applicable.

Item 6. Indemnification of Directors and Officers.

     Under Section 145 of the General Corporate Law of the State of Delaware, the Registrant has broad powers to indemnify its directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act. The Registrant’s Amended and Restated Bylaws also provide for mandatory indemnification of its directors, executive officers, employees and agents, to the fullest extent permissible under Delaware law.

     The Registrant’s Amended and Restated Certificate of Incorporation provides that the liability of its directors for monetary damages shall be eliminated to the fullest extent permissible under Delaware law. Pursuant to Delaware law, this includes elimination of liability for monetary damages for breach of the directors’ fiduciary duty of care to the Registrant and its stockholders. These provisions do not eliminate the directors’ duty of care and, in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director’s duty of loyalty to the Registrant, for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for any transaction from which the director derived an improper personal benefit, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision also does not affect a director’s responsibilities under any other laws, such as the securities laws or state or federal environmental laws. The Registrant maintains a policy of directors’ and officers’ liability insurance that insures the Company’s directors and officers against the costs of defense, settlement or payment of a judgment under certain circumstances.

     The Registrant has entered into indemnification agreements with its directors and officers that provide the maximum indemnity allowed to directors and officers by the General Corporate Law of the State of Delaware and the Registrant’s Bylaws.

Item 7. Exemption from Registration Claimed.

     Not applicable.

Item 8. Index to Exhibits.

Exhibit
Number	Description of Document

4.1	Amended and Restated Certificate of Incorporation, as amended (1)
4.2	Amended and Restated Bylaws (2)
4.3	1999 Stock Incentive Plan, as amended (3)
4.4	1999 Employee Stock Purchase Plan, as amended (3)
4.5	Striva Corporation 2000 Stock Plan
5.1	Opinion of Counsel as to legality of securities being registered
23.1	Consent of Ernst & Young LLP, Independent Auditors
23.2	Consent of Counsel (contained in Exhibit 5.1)
24.1	Power of Attorney (see page 5)

(1)	Incorporated by reference to Exhibit Number 3.1 of the Registrant’s Registration Statement on Form S-1, as amended, as filed with the Commission on April 8, 1999 (File No. 333-72677) (the “Form S-1”) and Exhibit Number 3.4 of the Registrant’s Quarterly Report on Form 10-Q, as filed with the Commission on August 14, 2000 (File No. 000-25871).

(2)	Incorporated by reference to Exhibit Number 3.3 of the Registrant’s Form S-1.

(3)	Incorporated by reference to the Registrant’s Registration Statement on Form S-8, as filed with the Commission on August 3, 2001 (File No. 333-66754).

Item 9. Undertakings.

     (a)  The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933 (the “Securities Act”);

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b)  The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c)  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Redwood City, State of California, on this 14th day of October, 2003.

INFORMATICA CORPORATION

By:	/s/ Gaurav S. Dhillon

Gaurav S. Dhillon
President and Chief Executive Officer

POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each of the undersigned hereby constitutes and appoints Gaurav S. Dhillon as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and on his behalf to sign, execute and file this Registration Statement and any or all amendments (including, without limitation, post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and any all documents required to be filed with respect therewith, with the Securities and Exchange Commission or any regulatory authority, granting unto such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith and about the premises in order to effectuate the same as fully to all intents and purposes as he might or could do if personally present, hereby ratifying and confirming that such attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Gaurav S. Dhillon Gaurav S. Dhillon	Chief Executive Officer, President and Director (Principal Executive Officer)	October 14, 2003

/s/ Earl E. Fry Earl E. Fry	Chief Financial Officer, Executive Vice President and Secretary (Principal Financial Officer and Principal Accounting Officer)	October 14, 2003

/s/ David Pidwell David Pidwell	Director	October 14, 2003

A. Brooke Seawell	Director	October , 2003

/s/ Janice D. Chaffin Janice D. Chaffin	Director	October 14, 2003

/s/ Mark A. Bertelsen Mark A. Bertelsen	Director	October 14, 2003

/s/ Carl James Yankowski Carl James Yankowski	Director	October 14, 2003

INDEX TO EXHIBITS

Exhibit
Number	Description of Document

4.1	Amended and Restated Certificate of Incorporation, as amended (1)
4.2	Amended and Restated Bylaws (2)
4.3	1999 Stock Incentive Plan, as amended (3)
4.4	1999 Employee Stock Purchase Plan, as amended (3)
4.5	Striva Corporation 2000 Stock Plan
5.1	Opinion of Counsel as to legality of securities being registered
23.1	Consent of Ernst & Young LLP, Independent Auditors
23.2	Consent of Counsel (contained in Exhibit 5.1)
24.1	Power of Attorney (see page 5)

(1)	Incorporated by reference to Exhibit Number 3.1 of the Registrant’s Registration Statement on Form S-1, as amended, as filed with the Commission on April 8, 1999 (File No. 333-72677) (the “Form S-1”) and Exhibit Number 3.4 of the Registrant’s Quarterly Report on Form 10-Q, as filed with the Commission on August 14, 2000 (File No. 000-25871).

(2)	Incorporated by reference to Exhibit Number 3.3 of the Registrant’s Form S-1.

(3)	Incorporated by reference to the Registrant’s Registration Statement on Form S-8, as filed with the Commission on August 3, 2001 (File No. 333-66754).